Filed Pursuant to Rule 433
                                                         File No.: 333-130694-20

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MORGAN STANLEY                                               February 14th, 2007
Securitized Products Group
                              MORGAN STANLEY [LOGO]

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                                   Term Sheet

                                  $660,889,000
                                  Approximately

                         Morgan Stanley Home Equity Loan
                                  Series 2007-1

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/
efc6-1020_forms3a.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

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MORGAN STANLEY                                               February 14th, 2007
Securitized Products Group
                              MORGAN STANLEY [LOGO]

--------------------------------------------------------------------------------

                           Approximately $660,889,000
                  Morgan Stanley Home Equity Loan Series 2007-1

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                          Saxon Mortgage Services, Inc.
                     Wells Fargo Bank, National Association
                       Countrywide Home Loans Servicing LP
                                    Servicers

                             Transaction Highlights

                         Original     Expected                    Modified           Payment         Initial
                           Class       Ratings     Avg Life     Duration to          Window          Subordi-
Offered                 Certificate    (S&P /     to Call(1)/   Call(1)(3) /       to Call(1)         nation
Classes   Description   Balance(4)    Moody's)      Mty(2)       Mty (2)(3)         / Mty(2)          Level       Benchmark
-------   -----------   -----------   ---------   -----------   ------------   -------------------   --------    -----------
A-1         Floater     271,920,000    AAA/Aaa    0.80 / 0.80   0.78 / 0.78      1 - 20 / 1 - 20        22.40%   1 Mo. LIBOR
A-2         Floater      79,750,000    AAA/Aaa    2.00 / 2.00   1.88 / 1.88     20 - 28 / 20 - 28       22.40%   1 Mo. LIBOR
A-3         Floater     113,500,000    AAA/Aaa    3.50 / 3.50   3.13 / 3.13     28 - 66 / 28 - 66       22.40%   1 Mo. LIBOR
A-4         Floater      68,770,000    AAA/Aaa    7.81 / 8.55   6.21 / 6.59    66 - 115 / 66 - 200      22.40%   1 Mo. LIBOR
M-1         Floater      29,587,000    AA+/Aa1    5.40 / 5.65   4.52 / 4.64    43 - 115 / 43 - 172      18.10%   1 Mo. LIBOR
M-2         Floater      25,459,000    AA/Aa2     5.34 / 5.56   4.46 / 4.58    41 - 115 / 41 - 164      14.40%   1 Mo. LIBOR
M-3         Floater      12,729,000    AA-/Aa3    5.30 / 5.51   4.43 / 4.54    40 - 115 / 40 - 156      12.55%   1 Mo. LIBOR
M-4         Floater      11,353,000     A+/A1     5.29 / 5.48   4.41 / 4.51    39 - 115 / 39 - 150      10.90%   1 Mo. LIBOR
M-5         Floater      11,353,000     A/A2      5.27 / 5.44   4.39 / 4.48    39 - 115 / 39 - 145       9.25%   1 Mo. LIBOR
M-6         Floater      10,321,000     A-/A3     5.27 / 5.40   4.38 / 4.45    38 - 115 / 38 - 139       7.75%   1 Mo. LIBOR
B-1         Floater       9,977,000   BBB+/Baa1   5.25 / 5.35   4.26 / 4.31    38 - 115 / 38 - 132       6.30%   1 Mo. LIBOR
B-2         Floater       8,601,000   BBB/Baa2    5.25 / 5.29   4.18 / 4.20    38 - 115 / 38 - 124       5.05%   1 Mo. LIBOR
B-3         Floater       7,569,000   BBB-/Baa3   5.21 / 5.21   4.10 / 4.10    37 - 115 / 37 - 116       3.95%   1 Mo. LIBOR

Notes:  (1) Certificates are priced to the 5% Optional Clean-up Call.
-----
        (2) Based on the pricing prepayment speed. See details below.

        (3) Assumes pricing at par.

        (4) Class sizes subject to a variance of plus or minus 5%.


Issuing Entity:               Morgan Stanley Home Equity Loan Trust 2007-1.

Depositor:                    Morgan Stanley ABS Capital I Inc.

Original Loan Sellers:        Accredited Home Lenders, Inc. (27.55%), Wilmington
                              Finance, Inc. (26.71%), Fremont Investment and
                              Loan (25.98%), First NLC Financial Services, LLC
                              (19.70%) and other (0.06%)

Servicers:                    Saxon Mortgage Services, Inc. (41.10%), Wells
                              Fargo Bank, National Association (31.45%) and
                              Countrywide Home Loans Servicing LP (27.45%)

Swap Provider:                Morgan Stanley Capital Services Inc.

Trustee:                      Deutsche Bank National Trust Company

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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                                 Page 2

Managers:                     Morgan Stanley & Co. Incorporated (lead manager),
                              Countrywide Securities Corporation (co-manager)

Rating Agencies:              Standard & Poor's Ratings Service, and Moody's
                              Investors Service, Inc.

Offered Certificates:         The Class A-1, A-2, A-3, A-4, M-1, M-2, M-3, M-4,
                              M-5, M-6, B-1, B-2 and B-3 Certificates.

Class A Certificates:         The Class A-1, A-2, A-3 and A-4 Certificates.

Expected Closing Date:        February 28, 2007 through DTC and Euroclear or
                              Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:                 February 1, 2007.

Distribution Dates:           The 25th of each month, or if such day is not a
                              business day, on the next business day, beginning
                              March 26, 2007.

Final Scheduled
Distribution Date:            For all Offered Certificates, the Distribution
                              Date occurring in December 2036.

Minimum Denomination:         The Offered Certificates will be issued and
                              available in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000.

Due Period:                   For any Distribution Date, the period commencing
                              on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Interest Accrual Period:      The interest accrual period for the Offered
                              Certificates with respect to any Distribution Date will be the period beginning with the previous
                              Distribution Date (or, in the case of the first
                              Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an actual/360 day count basis).

The Mortgage Loans:           The Trust will consist of approximately $688.1
                              million of adjustable- and fixed-rate sub-prime residential, first-lien and second-lien mortgage loans.

Pricing Prepayment
Speed: o Fixed Rate Mortgage Loans: CPR starting at approximately 4% CPR in month 1 and increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter

                              o  ARM Mortgage Loans: 28% CPR

Credit Enhancement:           The Offered Certificates are credit enhanced by:

                              1) Net monthly excess cashflow from the Mortgage Loans after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,

                              2) 3.95% overcollateralization (funded upfront). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 7.90% of the aggregate stated principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, and

                              3) Subordination of distributions on the more subordinate classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

Senior Enhancement
Percentage:                   For any Distribution Date, the percentage obtained
                              by dividing (x) the aggregate Class Certificate
                              Balance of the subordinate certificates (together with any overcollateralization and taking into account the distributions of the Principal
                              Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:                The later to occur of:

                              (x) The earlier of:

                                  (a) The Distribution Date occurring in March
                                      2010; and

                                  (b) The Distribution Date following the
                                      Distribution Date on which the aggregate balance of the Class A Certificates is reduced to zero; and

                              (y) The first Distribution Date on which the
                                  Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution
                                  Date) is greater than or equal to
                                  approximately 44.80%.

Trigger Event:                Either a Delinquency Trigger Event or a Cumulative
                              Loss Trigger Event.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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                                 Page 3

Delinquency Trigger
Event: A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the 60 Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage Loans in foreclosure and Mortgage Loans related to REO Property) equals or exceeds a given percentage of the prior period's Enhancement Percentage to the bond specified below:

                              Class A Certificates    35.71% of the Senior
                              remain outstanding      Enhancement Percentage

                              On and after Class A    44.19% of the Class
                              pays off                M-1 Enhancement Percentage

Cumulative Loss Trigger
Event: A Cumulative Loss Trigger Event is in effect on any Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable cumulative loss percentages described below with respect to such Distribution Date:

Months 25- 36                 1.550% for the first month, plus an additional
                              1/12th of 1.850% for each month thereafter (e.g., 2.475% in Month 31)

Months 37- 48                 3.400% for the first month, plus an additional
                              1/12th of 1.900% for each month thereafter (e.g., 4.350% in Month 43)

Months 49- 60                 5.300% for the first month, plus an additional
                              1/12th of 1.550% for each month thereafter (e.g., 6.075% in Month 55)

Months 61- 72                 6.850% for the first month, plus an additional
                              1/12th of 0.850% for each month thereafter (e.g., 7.275% in Month 67)

Months 73- 84                 7.700% for the first month, plus an additional
                              1/12th of 0.050% for each month thereafter (e.g., 7.725% in Month 79)

Month 85- thereafter          7.750%

Initial Subordination
Percentage:                   Class A:       22.40%
                              Class M-1:     18.10%
                              Class M-2:     14.40%
                              Class M-3:     12.55%
                              Class M-4:     10.90%
                              Class M-5:      9.25%
                              Class M-6:      7.75%
                              Class B-1:      6.30%
                              Class B-2:      5.05%
                              Class B-3:      3.95%

Optional Clean-up Call:       When the current aggregate stated principal
                              balance of the Mortgage Loans is less than or equal to 5% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off
                              Date.

Step-up Coupons:              For all Offered Certificates the coupon will
                              increase after the Optional Clean-up Call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A
                              Certificates and by 1.5x on all other Certificates after the first Distribution Date on which the Optional Clean-up Call is exercisable.

Class A Certificates
Pass-Through Rate:            The Class A-1, A-2, A-3 and A-4 Certificates will
                              accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-1 Pass-Through
Rate: The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through
Rate: The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

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refer to important information and qualifications at the end of this material.
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                                 Page 4

Class M-3 Pass-Through
Rate: The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through
Rate: The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through
Rate: The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through
Rate: The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through
Rate: The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through
Rate: The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through
Rate: The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Swap Payment Rate:            For any Distribution Date, a fraction, the
                              numerator of which is any Net Swap Payment or Swap
                              Termination Payment owed to the Swap Provider
                              (other than any Defaulted Swap Termination
                              Payment) for such Distribution Date and the denominator of which is the stated principal balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Class A Basis Risk Carry
Forward Amount:               As to any Distribution Date, the supplemental
                              interest amount for each of the Class A
                              Certificates will equal the sum of:

                              (i) The excess, if any, of interest that would otherwise be due on such Certificates at the Class A Certificates Pass-Through Rate (without regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;

                              (ii) Any Class A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and

                              (iii) Interest on the amount in clause (ii) at the related Class A Certificates Pass-Through Rate (without regard to the WAC Cap).

Class M-1, M-2, M-3,
M-4, M-5, M-6, B-1, B-2
and B-3 Basis Risk Carry
Forward Amounts:              As to any Distribution Date, the supplemental
                              interest amount for each of the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates will equal the sum of:

                              (i) The excess, if any, of interest that would otherwise be due on such Certificates at such Certificates' applicable Pass-Through Rate (without regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;

                              (ii) Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and

                              (iii) Interest on the amount in clause (ii) at the Certificates' applicable Pass-Through Rate (without regard to the WAC Cap).

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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                                 Page 5

Interest Distributions
on Offered Certificates:      On each Distribution Date and after payments of
                              servicing, trustee and custodian fees, if any, and other expenses, including any Net Swap Payments and any Swap Termination Payment owed to the Swap
                              Provider, other than Defaulted Swap Termination
                              Payments to the extent a Replacement Swap Provider
                              Payment has not been made to the Swap Account, interest distributions from any remaining Interest
                              Remittance Amount will be allocated as follows:

                              (i) Concurrently to the Class A Certificates, their Accrued Certificate Interest and any unpaid Accrued Certificate Interest from prior Distribution Dates, pro rata, based upon their respective entitlements to such amounts;

                              (ii) to the Class M-1 Certificates, its Accrued Certificate Interest;

                              (iii) to the Class M-2 Certificates, its Accrued Certificate Interest;

                              (iv) to the Class M-3 Certificates, its Accrued Certificate Interest;

                              (v) to the Class M-4 Certificates, its Accrued Certificate Interest;

                              (vi) to the Class M-5 Certificates, its Accrued Certificate Interest;

                              (vii) to the Class M-6 Certificates, its Accrued Certificate Interest;

                              (viii) to the Class B-1 Certificates, its Accrued
                                     Certificate Interest;

                              (ix) to the Class B-2 Certificates, its Accrued Certificate Interest; and

                              (x) to the Class B-3 Certificates, its Accrued Certificate Interest.


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refer to important information and qualifications at the end of this material.
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                                 Page 6
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Principal Distributions
on Offered Certificates:      On each Distribution Date (a) prior to the
                              Stepdown Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                              (i) to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment, other than Defaulted Swap Termination Payments owed to the Swap Provider (to the extent a Replacement Swap Provider Payment has not been made to the Swap Account);

                              (ii) to the Class A Certificates, allocated between the Class A Certificates as described below, until the Class Certificate Balances have been reduced to zero;

                              (iii) to the Class M-1 Certificates, until the Class Certificate Balance has been reduced to zero;

                              (iv) to the Class M-2 Certificates, until the Class Certificate Balance has been reduced to zero;

                              (v) to the Class M-3 Certificates, until the Class Certificate Balance has been reduced to zero;

                              (vi) to the Class M-4 Certificates, until the Class Certificate Balance has been reduced to zero;

                              (vii) to the Class M-5 Certificates, until the Class Certificate Balance has been reduced to zero;

                              (viii) to the Class M-6 Certificates, until the
                                     Class Certificate Balance has been reduced to zero;

                              (ix) to the Class B-1 Certificates, until the Class Certificate Balance has been reduced to zero;

                              (x) to the Class B-2 Certificates, until the Class Certificate Balance has been reduced to zero; and

                              (xi) to the Class B-3 Certificates, until the Class Certificate Balance has been reduced to zero.

                              On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                              (i) to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment, other than Defaulted Swap Termination Payments owed (to the Swap Provider to the extent a Replacement Swap Provider Payment has not been made to the Swap Account);

                              (ii) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated among the Class A Certificates as described below, until the Class Certificate Balances thereof have been reduced to zero;

                              (iii) to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                              (iv) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                              (v) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                              (vi) to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                              (vii) to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                              (viii) to the Class M-6 Certificates, the lesser
                                     of the remaining Principal Distribution
                                     Amount and the Class M-6 Principal
                                     Distribution Amount, until the Class
                                     Certificate Balance thereof has been
                                     reduced to zero;

                              (ix) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                              (x) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

                              (xi) to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero.

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Class A Principal
Allocation:                   Except as described below, the Class A
                              Certificates will receive principal sequentially:
                              the Class A-2 Certificates will not receive principal distributions until the Class
                              Certificate Balance of the Class A-1 Certificates has been reduced to zero, the Class A-3
                              Certificates will not receive principal
                              distributions until the Class Certificate Balance of the Class A-2 Certificates has been reduced to zero and the Class A-4 Certificates will not receive principal distributions until the Class
                              Certificate Balance of the Class A-3 Certificates has been reduced to zero.

                              Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

Swap Payment Allocation:      For a given Class of Certificates outstanding, a
                              pro rata share of the Net Swap Payment owed by the Swap Provider (if any), based on the outstanding
                              Class Certificate Balance of that Class.

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Swap Payment Priority:        All payments due under the interest rate swap
                              agreement and any Swap Termination Payment pursuant to the swap agreement, including, without duplication, payments received by the trust as a result of entering into a replacement interest rate swap agreement (a Replacement Swap Provider Payment), will be deposited into the Swap Account, and allocated in the following order of priority:

                              (i) to pay any Net Swap Payment owed to the Swap Provider pursuant to the interest rate swap agreement;

                              (ii) to pay any Swap Termination Payment to the Swap Provider, other than a Defaulted Swap Termination Payment, owed to the Swap Provider for that distribution date;

                              (iii)  to the Class A-1, A-2, A-3 and A-4
                                     Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, on a pro rata basis, to the extent not yet paid;

                              (iv)   to the Class M-1, M-2, M-3, M-4, M-5, M-6,
                                     B-1, B-2 and B-3 Certificates, Accrued
                                     Certificate Interest and unpaid interest shortfall amounts, sequentially and in that order, to the extent not yet paid;

                              (v) to be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the required overcollateralization;

                              (vi) concurrently, to the Class A-1, A-2, A-3 and A-4 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;

                              (vii) sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                     Certificates, any Basis Risk Carry Forward
                                     Amount for such Class up to the respective
                                     Swap Payment Allocation, to the extent not yet paid;

                              (viii) concurrently, to the Class A Certificates,
                                     Class M Certificates and Class B
                                     Certificates, any unpaid Basis Risk Carry
                                     Forward Amount, pro rata based on need;

                              (ix) sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                     Certificates, the allocated unreimbursed realized loss amount, to the extent not yet paid;

                              (x)    to pay any Defaulted Swap Termination
                                     Payment to the Swap Provider for that
                                     distribution date; and

                              (xi) all remaining amounts to the holder of the Class X Certificates.

                              In the event that the trust enters into a replacement interest rate swap agreement and the trust is entitled to receive a Replacement Swap Provider Payment, the trustee will be required to direct the replacement swap provider (or its guarantor) to make such Replacement Swap Provider Payment to the Swap Account. Notwithstanding the foregoing, any Replacement Swap Provider Payment will be made from the Swap Account to the Swap Provider (or its guarantor) immediately upon receipt of such payment, regardless of whether the date of receipt is a distribution date. If any Replacement Swap Provider Payment is made to an account other than the Swap Account, then any Replacement Swap Provider Payment will be required to be paid to the Swap Provider (or its guarantor) immediately upon receipt of such Replacement Swap Provider Payment by the trust, regardless of whether the date of receipt is a distribution date. The Swap Provider will have first priority to any Replacement Swap Provider Payment over the payment by the trust to certificateholders, the servicers, any responsible party, the trustee, the custodian or any other person. If any such amount received from a replacement swap provider and paid to the Swap Provider is less than the full amount of a Swap Termination Payment owed to the Swap Provider, the remaining amount of the Swap Termination Payment will remain payable to the Swap Provider in accordance with the priority of payment described above.

                              Notwithstanding the foregoing, in the event that the Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

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                                 Page 9

Allocation of Net
Monthly Excess Cashflow:      For any Distribution Date, any Net Monthly Excess
                              Cashflow shall be paid as follows:

                              (i) to the Class M-1 Certificates, the unpaid interest shortfall amount;

                              (ii)    to the Class M-1 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (iii) to the Class M-2 Certificates, the unpaid interest shortfall amount;

                              (iv)    to the Class M-2 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (v) to the Class M-3 Certificates, the unpaid interest shortfall amount;

                              (vi)    to the Class M-3 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (vii) to the Class M-4 Certificates, the unpaid interest shortfall amount;

                              (viii)  to the Class M-4 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (ix) to the Class M-5 Certificates, the unpaid interest shortfall amount;

                              (x)     to the Class M-5 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (xi) to the Class M-6 Certificates, the unpaid interest shortfall amount;

                              (xii)   to the Class M-6 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (xiii) to the Class B-1 Certificates, the unpaid interest shortfall amount;

                              (xiv)   to the Class B-1 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (xv) to the Class B-2 Certificates, the unpaid interest shortfall amount;

                              (xvi)   to the Class B-2 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (xvii) to the Class B-3 Certificates, the unpaid interest shortfall amount;

                              (xviii) to the Class B-3 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (xix) concurrently, to the Class A Certificates, pro rata, any Basis Risk Carry Forward Amount for the Class A Certificates; and

                              (xx) sequentially, to Classes M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                      Certificates, in such order, any Basis
                                      Risk Carry Forward Amount for such
                                      classes.

Interest Remittance
Amount: For any Distribution Date, the portion of available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate
Interest:                     For any Distribution Date and each class of
                              Certificates, equals the amount of interest accrued during the related interest accrual period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal Distribution
Amount: On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal
Distribution Amount:          On any Distribution Date, the excess of (i) the
                              aggregate principal remittance amount over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess
Cashflow:                     For any Distribution Date is the amount of funds
                              available for distribution on such Distribution
                              Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal
Distribution Amount:          For any Distribution Date, the lesser of (i) the
                              excess of (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing and trustee fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution
                              Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated
Amount: For any Distribution Date, means the excess, if any of (i) the overcollateralization over (ii) the required overcollateralization for such Distribution Date.

Class A Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the aggregate Class Certificate
                              Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                              55.20% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,440,353.

Class M-1 Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the sum of (i) the aggregate Class
                              Certificate Balance of the Class A Certificates
                              (after taking into account the payment of the Class A Principal Distribution Amount on such
                              Distribution Date) and (ii) the Class Certificate
                              Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                              63.80% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,440,353.

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Class M-2 Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the sum of (i) the aggregate Class
                              Certificate Balance of the Class A Certificates
                              (after taking into account the payment of the Class A Principal Distribution Amount on such
                              Distribution Date), (ii) the Class Certificate
                              Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                              Principal Distribution Amount on such Distribution
                              Date) and (iii) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 71.20% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related
                              Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage
                              Loans as of the last day of the related Due Period over $3,440,353.

Class M-3 Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the sum of (i) the aggregate Class
                              Certificate Balance of the Class A Certificates
                              (after taking into account the payment of the Class A Principal Distribution Amount on such
                              Distribution Date), (ii) the Class Certificate
                              Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                              Principal Distribution Amount on such Distribution
                              Date), (iii) the Class Certificate Balance of the
                              Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                              Distribution Amount on such Distribution Date) and
                              (iv) the Class Certificate Balance of the Class
                              M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 74.90% and (ii) the aggregate stated principal balance of the Mortgage
                              Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,440,353.

Class M-4 Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the sum of (i) the aggregate Class
                              Certificate Balance of the Class A Certificates
                              (after taking into account the payment of the Class A Principal Distribution Amount on such
                              Distribution Date), (ii) the Class Certificate
                              Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                              Principal Distribution Amount on such Distribution
                              Date), (iii) the Class Certificate Balance of the
                              Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                              Distribution Amount on such Distribution Date),
                              (iv) the Class Certificate Balance of the Class
                              M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                              Amount on such Distribution Date) and (v) the Class Certificate Balance of the Class M-4
                              Certificates immediately prior to such
                              Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.20% and (ii) the aggregate stated principal balance of the Mortgage
                              Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,440,353.

Class M-5 Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the sum of (i) the aggregate Class
                              Certificate Balance of the Class A Certificates
                              (after taking into account the payment of the Class A Principal Distribution Amount on such
                              Distribution Date), (ii) the Class Certificate
                              Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                              Principal Distribution Amount on such Distribution
                              Date), (iii) the Class Certificate Balance of the
                              Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                              Distribution Amount on such Distribution Date),
                              (iv) the Class Certificate Balance of the Class
                              M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                              Amount on such Distribution Date), (v) the Class
                              Certificate Balance of the Class M-4 Certificates
                              (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
                              Distribution Date) and (vi) the Class Certificate
                              Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                              81.50% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,440,353.

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Class M-6 Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the sum of (i) the aggregate Class
                              Certificate Balance of the Class A Certificates
                              (after taking into account the payment of the Class A Principal Distribution Amount on such
                              Distribution Date), (ii) the Class Certificate
                              Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                              Principal Distribution Amount on such Distribution
                              Date), (iii) the Class Certificate Balance of the
                              Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                              Distribution Amount on such Distribution Date),
                              (iv) the Class Certificate Balance of the Class
                              M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                              Amount on such Distribution Date), (v) the Class
                              Certificate Balance of the Class M-4 Certificates
                              (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
                              Distribution Date), (vi) the Class Certificate
                              Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                              Principal Distribution Amount on such Distribution
                              Date) and (vii) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.50% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related
                              Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage
                              Loans as of the last day of the related Due Period over $3,440,353.

Class B-1 Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the sum of (i) the aggregate Class
                              Certificate Balance of the Class A Certificates
                              (after taking into account the payment of the Class A Principal Distribution Amount on such
                              Distribution Date), (ii) the Class Certificate
                              Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                              Principal Distribution Amount on such Distribution
                              Date), (iii) the Class Certificate Balance of the
                              Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                              Distribution Amount on such Distribution Date),
                              (iv) the Class Certificate Balance of the Class
                              M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                              Amount on such Distribution Date), (v) the Class
                              Certificate Balance of the Class M-4 Certificates
                              (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
                              Distribution Date), (vi) the Class Certificate
                              Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                              Principal Distribution Amount on such Distribution
                              Date), (vii) the Class Certificate Balance of the
                              Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal
                              Distribution Amount on such Distribution Date) and
                              (viii) the Class Certificate Balance of the Class
                              B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.40% and (ii) the aggregate stated principal balance of the Mortgage
                              Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,440,353.

Class B-2 Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the sum of (i) the aggregate Class
                              Certificate Balance of the Class A Certificates
                              (after taking into account the payment of the Class A Principal Distribution Amount on such
                              Distribution Date), (ii) the Class Certificate
                              Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                              Principal Distribution Amount on such Distribution
                              Date), (iii) the Class Certificate Balance of the
                              Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                              Distribution Amount on such Distribution Date),
                              (iv) the Class Certificate Balance of the Class
                              M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                              Amount on such Distribution Date), (v) the Class
                              Certificate Balance of the Class M-4 Certificates
                              (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
                              Distribution Date), (vi) the Class Certificate
                              Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                              Principal Distribution Amount on such Distribution
                              Date), (vii) the Class Certificate Balance of the
                              Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal
                              Distribution Amount on such Distribution Date),
                              (viii) the Class Certificate Balance of the Class
                              B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                              Amount on such Distribution Date) and (ix) the Class Certificate Balance of the Class B-2
                              Certificates immediately prior to such
                              Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.90% and (ii) the aggregate stated principal balance of the Mortgage
                              Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,440,353.

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refer to important information and qualifications at the end of this material.
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                                 Page 12
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Class B-3 Principal
Distribution Amount:          For any Distribution Date, an amount equal to the
                              excess of (x) the sum of (i) the aggregate Class
                              Certificate Balance of the Class A Certificates
                              (after taking into account the payment of the Class A Principal Distribution Amount on such
                              Distribution Date), (ii) the Class Certificate
                              Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                              Principal Distribution Amount on such Distribution
                              Date), (iii) the Class Certificate Balance of the
                              Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                              Distribution Amount on such Distribution Date),
                              (iv) the Class Certificate Balance of the Class
                              M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                              Amount on such Distribution Date), (v) the Class
                              Certificate Balance of the Class M-4 Certificates
                              (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
                              Distribution Date), (vi) the Class Certificate
                              Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5
                              Principal Distribution Amount on such Distribution
                              Date), (vii) the Class Certificate Balance of the
                              Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal
                              Distribution Amount on such Distribution Date),
                              (viii) the Class Certificate Balance of the Class
                              B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                              Amount on such Distribution Date), (ix) the Class
                              Certificate Balance of the Class B-2 Certificates
                              (after taking into account the payment of the Class B-2 Principal Distribution Amount on such
                              Distribution Date) and (x) the Class Certificate
                              Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                              92.10% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $3,440,353.

Allocation of Losses:         If on any Distribution Date, after giving effect
                              to all distributions of principal as described above and allocations of payments from the Swap
                              Account to pay principal as described under "--Swap Payment Priority", the aggregate Class
                              Certificate Balances of the Offered Certificates exceeds the aggregate stated principal balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class
                              M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class
                              Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss Amount."
                              In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class
                              Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry
                              Forward Amounts on the amounts written down on that Distribution Date or any future Distribution
                              Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class
                              Certificate Balance of each class of certificates that has been previously reduced by Applied
                              Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent
                              Recoveries (but not in excess of the Unpaid
                              Realized Loss Amount for the applicable class of Subordinated Certificates for the related
                              Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

Trust Tax Status:             Portions of the trust will be treated as multiple
                              real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

                              The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:            The Offered Certificates are expected to be ERISA
                              eligible. Plan fiduciaries should note the additional representations deemed to be made because of the interest rate swap agreement, which will be described under "ERISA Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley Home
                              Equity Loan Trust 2007-1 transaction.

SMMEA Eligibility:            None of the Offered Certificates will be SMMEA
                              eligible.

Registration Statement
and Prospectus:               This term sheet does not contain all information
                              that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                              The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, the underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                              The registration statement referred to above
                              (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink:

                              http://www.sec.gov/Archives/edgar/data/1030442/
                              000090514806002120/efc6-1020_forms3a.txt

Risk Factors:                 PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                              INCLUDED IN THE REGISTRATION STATEMENT AND IN THE
                              FREE WRITING PROSPECTUS SUPPLEMENT AND THE
                              PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY HOME
                              EQUITY LOAN TRUST 2007-1 TRANSACTION REFERRED FOR
                              A DESCRIPTION OF INFORMATION THAT SHOULD BE
                              CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE
                              OFFERED CERTIFICATES.

Static Pool Information:      Information concerning the sponsor's prior
                              residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/ abs_spi/Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates.
                              Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL

      PPC (%)                           50          60          75          100          125          150          175
---   -----------------------   ----------   ---------   ---------   ----------   ----------   ----------   ----------
A-1   WAL (yrs)                       1.63        1.36        1.08         0.80         0.63         0.52         0.43
      First Payment Date         3/25/2007   3/25/2007   3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007
      Expected Final Maturity    8/25/2010   1/25/2010   6/25/2009   10/25/2008    6/25/2008    3/25/2008    1/25/2008
      Window                        1 - 42      1 - 35      1 - 28       1 - 20       1 - 16       1 - 13       1 - 11

A-2   WAL (yrs)                       4.17        3.46        2.74         2.00         1.56         1.27         1.05
      First Payment Date         8/25/2010   1/25/2010   6/25/2009   10/25/2008    6/25/2008    3/25/2008    1/25/2008
      Expected Final Maturity    3/25/2012   4/25/2011   6/25/2010    6/25/2009   12/25/2008    8/25/2008    5/25/2008
      Window                       42 - 61     35 - 50     28 - 40      20 - 28      16 - 22      13 - 18      11 - 15

A-3   WAL (yrs)                       7.75        6.44        5.09         3.50         2.30         1.85         1.53
      First Payment Date         3/25/2012   4/25/2011   6/25/2010    6/25/2009   12/25/2008    8/25/2008    5/25/2008
      Expected Final Maturity    8/25/2018   9/25/2016   9/25/2014    8/25/2012   12/25/2009    6/25/2009    1/25/2009
      Window                      61 - 138    50 - 115     40 - 91      28 - 66      22 - 34      18 - 28      15 - 23

A-4   WAL (yrs)                      15.78       13.30       10.67         7.81         5.64         2.62         2.16
      First Payment Date         8/25/2018   9/25/2016   9/25/2014    8/25/2012   12/25/2009    6/25/2009    1/25/2009
      Expected Final Maturity    3/25/2026   3/25/2023   3/25/2020    9/25/2016    7/25/2014    2/25/2010    8/25/2009
      Window                     138 - 229   115 - 193    91 - 157     66 - 115      34 - 89      28 - 36      23 - 30

M-1   WAL (yrs)                      10.54        8.82        7.04         5.40         5.09         5.74         4.43
      First Payment Date        11/25/2011   1/25/2011   4/25/2010    9/25/2010    5/25/2011    2/25/2010    8/25/2009
      Expected Final Maturity    3/25/2026   3/25/2023   3/25/2020    9/25/2016    7/25/2014    2/25/2013    1/25/2012
      Window                      57 - 229    47 - 193    38 - 157     43 - 115      51 - 89      36 - 72      30 - 59

M-2   WAL (yrs)                      10.54        8.82        7.04         5.34         4.74         5.05         4.28
      First Payment Date        11/25/2011   1/25/2011   4/25/2010    7/25/2010   12/25/2010    7/25/2011   11/25/2010
      Expected Final Maturity    3/25/2026   3/25/2023   3/25/2020    9/25/2016    7/25/2014    2/25/2013    1/25/2012
      Window                      57 - 229    47 - 193    38 - 157     41 - 115      46 - 89      53 - 72      45 - 59

M-3   WAL (yrs)                      10.54        8.82        7.04         5.30         4.59         4.54         3.80
      First Payment Date        11/25/2011   1/25/2011   4/25/2010    6/25/2010   10/25/2010    3/25/2011    8/25/2010
      Expected Final Maturity    3/25/2026   3/25/2023   3/25/2020    9/25/2016    7/25/2014    2/25/2013    1/25/2012
      Window                      57 - 229    47 - 193    38 - 157     40 - 115      44 - 89      49 - 72      42 - 59

M-4   WAL (yrs)                      10.54        8.82        7.04         5.29         4.52         4.33         3.62
      First Payment Date        11/25/2011   1/25/2011   4/25/2010    5/25/2010    9/25/2010    1/25/2011    5/25/2010
      Expected Final Maturity    3/25/2026   3/25/2023   3/25/2020    9/25/2016    7/25/2014    2/25/2013    1/25/2012
      Window                      57 - 229    47 - 193    38 - 157     39 - 115      43 - 89      47 - 72      39 - 59

M-5   WAL (yrs)                      10.54        8.82        7.04         5.27         4.46         4.18         3.48
      First Payment Date        11/25/2011   1/25/2011   4/25/2010    5/25/2010    7/25/2010   10/25/2010    3/25/2010
      Expected Final Maturity    3/25/2026   3/25/2023   3/25/2020    9/25/2016    7/25/2014    2/25/2013    1/25/2012
      Window                      57 - 229    47 - 193    38 - 157     39 - 115      41 - 89      44 - 72      37 - 59

M-6   WAL (yrs)                      10.54        8.82        7.04         5.27         4.41         4.07         3.38
      First Payment Date        11/25/2011   1/25/2011   4/25/2010    4/25/2010    6/25/2010    9/25/2010    2/25/2010
      Expected Final Maturity    3/25/2026   3/25/2023   3/25/2020    9/25/2016    7/25/2014    2/25/2013    1/25/2012
      Window                      57 - 229    47 - 193    38 - 157     38 - 115      40 - 89      43 - 72      36 - 59

B-1   WAL (yrs)                      10.54        8.82        7.04         5.25         4.38         3.98         3.31
      First Payment Date        11/25/2011   1/25/2011   4/25/2010    4/25/2010    5/25/2010    7/25/2010    1/25/2010
      Expected Final Maturity    3/25/2026   3/25/2023   3/25/2020    9/25/2016    7/25/2014    2/25/2013    1/25/2012
      Window                      57 - 229    47 - 193    38 - 157     38 - 115      39 - 89      41 - 72      35 - 59

B-2   WAL (yrs)                      10.54        8.82        7.04         5.25         4.34         3.91         3.24
      First Payment Date        11/25/2011   1/25/2011   4/25/2010    4/25/2010    5/25/2010    6/25/2010   12/25/2009
      Expected Final Maturity    3/25/2026   3/25/2023   3/25/2020    9/25/2016    7/25/2014    2/25/2013    1/25/2012
      Window                      57 - 229    47 - 193    38 - 157     38 - 115      39 - 89      40 - 72      34 - 59

B-3   WAL (yrs)                      10.47        8.77        6.99         5.21         4.30         3.83         3.17
      First Payment Date        11/25/2011   1/25/2011   4/25/2010    3/25/2010    4/25/2010    5/25/2010   11/25/2009
      Expected Final Maturity    3/25/2026   3/25/2023   3/25/2020    9/25/2016    7/25/2014    2/25/2013    1/25/2012
      Window                      57 - 229    47 - 193    38 - 157     37 - 115      38 - 89      39 - 72      33 - 59


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                     Page 15
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To MATURITY

      PPC (%)                       50          60          75          100          125          150          175
---   -----------------------   ----------   ---------   ---------   ----------   ----------   ----------   ----------

A-1   WAL (yrs)                       1.63        1.36        1.08         0.80         0.63         0.52         0.43
      First Payment Date         3/25/2007   3/25/2007   3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007
      Expected Final Maturity    8/25/2010   1/25/2010   6/25/2009   10/25/2008    6/25/2008    3/25/2008    1/25/2008
      Window                        1 - 42      1 - 35      1 - 28       1 - 20       1 - 16       1 - 13       1 - 11

A-2   WAL (yrs)                       4.17        3.46        2.74         2.00         1.56         1.27         1.05
      First Payment Date         8/25/2010   1/25/2010   6/25/2009   10/25/2008    6/25/2008    3/25/2008    1/25/2008
      Expected Final Maturity    3/25/2012   4/25/2011   6/25/2010    6/25/2009   12/25/2008    8/25/2008    5/25/2008
      Window                       42 - 61     35 - 50     28 - 40      20 - 28      16 - 22      13 - 18      11 - 15

A-3   WAL (yrs)                       7.75        6.44        5.09         3.50         2.30         1.85         1.53
      First Payment Date         3/25/2012   4/25/2011   6/25/2010    6/25/2009   12/25/2008    8/25/2008    5/25/2008
      Expected Final Maturity    8/25/2018   9/25/2016   9/25/2014    8/25/2012   12/25/2009    6/25/2009    1/25/2009
      Window                      61 - 138    50 - 115     40 - 91      28 - 66      22 - 34      18 - 28      15 - 23

A-4   WAL (yrs)                      16.99       14.44       11.61         8.55         6.23         2.62         2.16
      First Payment Date         8/25/2018   9/25/2016   9/25/2014    8/25/2012   12/25/2009    6/25/2009    1/25/2009
      Expected Final Maturity    8/25/2036   9/25/2033   4/25/2029   10/25/2023    4/25/2020    2/25/2010    8/25/2009
      Window                     138 - 354   115 - 319    91 - 266     66 - 200     34 - 158      28 - 36      23 - 30

M-1   WAL (yrs)                      10.94        9.20        7.34         5.65         5.28         6.97         5.45
      First Payment Date        11/25/2011   1/25/2011   4/25/2010    9/25/2010    5/25/2011    2/25/2010    8/25/2009
      Expected Final Maturity   10/25/2033   6/25/2030   3/25/2026    6/25/2021    4/25/2018    9/25/2017   11/25/2015
      Window                      57 - 320    47 - 280    38 - 229     43 - 172     51 - 134     36 - 127     30 - 105

M-2   WAL (yrs)                      10.91        9.17        7.31         5.56         4.91         5.18         4.39
      First Payment Date        11/25/2011   1/25/2011   4/25/2010    7/25/2010   12/25/2010    7/25/2011   11/25/2010
      Expected Final Maturity   11/25/2032   7/25/2029   4/25/2025   10/25/2020   10/25/2017    9/25/2015    2/25/2014
      Window                      57 - 309    47 - 269    38 - 218     41 - 164     46 - 128     53 - 103      45 - 84

M-3   WAL (yrs)                      10.88        9.14        7.29         5.51         4.74         4.66         3.90
      First Payment Date        11/25/2011   1/25/2011   4/25/2010    6/25/2010   10/25/2010    3/25/2011    8/25/2010
      Expected Final Maturity   10/25/2031   6/25/2028   5/25/2024    2/25/2020    3/25/2017    3/25/2015   10/25/2013
      Window                      57 - 296    47 - 256    38 - 207     40 - 156     44 - 121      49 - 97      42 - 80

M-4   WAL (yrs)                      10.85        9.11        7.26         5.48         4.66         4.44         3.71
      First Payment Date        11/25/2011   1/25/2011   4/25/2010    5/25/2010    9/25/2010    1/25/2011    5/25/2010
      Expected Final Maturity    2/25/2031   10/25/2027  11/25/2023   8/25/2019   11/25/2016   12/25/2014    7/25/2013
      Window                      57 - 288    47 - 248    38 - 201     39 - 150     43 - 117      47 - 94      39 - 77

M-5   WAL (yrs)                      10.82        9.08        7.23         5.44         4.59         4.28         3.57
      First Payment Date        11/25/2011   1/25/2011   4/25/2010    5/25/2010    7/25/2010   10/25/2010    3/25/2010
      Expected Final Maturity    6/25/2030   2/25/2027   4/25/2023    3/25/2019    7/25/2016    8/25/2014    4/25/2013
      Window                      57 - 280    47 - 240    38 - 194     39 - 145     41 - 113      44 - 90      37 - 74

M-6   WAL (yrs)                      10.77        9.03        7.20         5.40         4.52         4.15         3.45
      First Payment Date        11/25/2011   1/25/2011   4/25/2010    4/25/2010    6/25/2010    9/25/2010    2/25/2010
      Expected Final Maturity    8/25/2029   4/25/2026   7/25/2022    9/25/2018    2/25/2016    4/25/2014    1/25/2013
      Window                      57 - 270    47 - 230    38 - 185     38 - 139     40 - 108      43 - 86      36 - 71

B-1   WAL (yrs)                      10.70        8.97        7.16         5.35         4.45         4.03         3.35
      First Payment Date        11/25/2011   1/25/2011   4/25/2010    4/25/2010    5/25/2010    7/25/2010    1/25/2010
      Expected Final Maturity    9/25/2028   6/25/2025   11/25/2021   2/25/2018    8/25/2015   12/25/2013    9/25/2012
      Window                      57 - 259    47 - 220    38 - 177     38 - 132     39 - 102      41 - 82      35 - 67

B-2   WAL (yrs)                      10.61        8.89        7.09         5.29         4.37         3.93         3.26
      First Payment Date        11/25/2011   1/25/2011   4/25/2010    4/25/2010    5/25/2010    6/25/2010   12/25/2009
      Expected Final Maturity    7/25/2027   6/25/2024   3/25/2021    6/25/2017    2/25/2015    7/25/2013    5/25/2012
      Window                      57 - 245    47 - 208    38 - 169     38 - 124      39 - 96      40 - 77      34 - 63

B-3   WAL (yrs)                      10.47        8.77        6.99         5.21         4.30         3.83         3.17
      First Payment Date        11/25/2011   1/25/2011   4/25/2010    3/25/2010    4/25/2010    5/25/2010   11/25/2009
      Expected Final Maturity    4/25/2026   4/25/2023   4/25/2020   10/25/2016    8/25/2014    2/25/2013    1/25/2012
      Window                      57 - 230    47 - 194    38 - 158     37 - 116      38 - 90      39 - 72      33 - 59


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                     Page 16
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL

      CPR (%)                      20           25           30
---   ----------------------    ---------   ----------   ----------

A-1   WAL (yrs)                      1.04         0.82         0.67
      First Payment Date        3/25/2007    3/25/2007    3/25/2007
      Expected Final Maturity   5/25/2009   11/25/2008    7/25/2008
      Window                       1 - 27       1 - 21       1 - 17

A-2   WAL (yrs)                      2.69         2.10         1.70
      First Payment Date        5/25/2009   11/25/2008    7/25/2008
      Expected Final Maturity   5/25/2010    8/25/2009    2/25/2009
      Window                      27 - 39      21 - 30      17 - 24

A-3   WAL (yrs)                      5.05         3.80         2.67
      First Payment Date        5/25/2010    8/25/2009    2/25/2009
      Expected Final Maturity   8/25/2014    1/25/2013   11/25/2011
      Window                      39 - 90      30 - 71      24 - 57

A-4   WAL (yrs)                     10.61         8.33         6.76
      First Payment Date        8/25/2014    1/25/2013   11/25/2011
      Expected Final Maturity   2/25/2020    5/25/2017    6/25/2015
      Window                     90 - 156     71 - 123     57 - 100

M-1   WAL (yrs)                      6.99         5.64         5.11
      First Payment Date        3/25/2010    7/25/2010    1/25/2011
      Expected Final Maturity   2/25/2020    5/25/2017    6/25/2015
      Window                     37 - 156     41 - 123     47 - 100

M-2   WAL (yrs)                      6.99         5.60         4.92
      First Payment Date        3/25/2010    6/25/2010   10/25/2010
      Expected Final Maturity   2/25/2020    5/25/2017    6/25/2015
      Window                     37 - 156     40 - 123     44 - 100

M-3   WAL (yrs)                      6.99         5.58         4.83
      First Payment Date        3/25/2010    5/25/2010    8/25/2010
      Expected Final Maturity   2/25/2020    5/25/2017    6/25/2015
      Window                     37 - 156     39 - 123     42 - 100

M-4   WAL (yrs)                      6.99         5.56         4.79
      First Payment Date        3/25/2010    5/25/2010    7/25/2010
      Expected Final Maturity   2/25/2020    5/25/2017    6/25/2015
      Window                     37 - 156     39 - 123     41 - 100

M-5   WAL (yrs)                      6.99         5.56         4.75
      First Payment Date        3/25/2010    4/25/2010    6/25/2010
      Expected Final Maturity   2/25/2020    5/25/2017    6/25/2015
      Window                     37 - 156     38 - 123     40 - 100

M-6   WAL (yrs)                      6.99         5.55         4.73
      First Payment Date        3/25/2010    4/25/2010    6/25/2010
      Expected Final Maturity   2/25/2020    5/25/2017    6/25/2015
      Window                     37 - 156     38 - 123     40 - 100

B-1   WAL (yrs)                      6.99         5.55         4.70
      First Payment Date        3/25/2010    4/25/2010    5/25/2010
      Expected Final Maturity   2/25/2020    5/25/2017    6/25/2015
      Window                     37 - 156     38 - 123     39 - 100

B-2   WAL (yrs)                      6.99         5.54         4.69
      First Payment Date        3/25/2010    3/25/2010    4/25/2010
      Expected Final Maturity   2/25/2020    5/25/2017    6/25/2015
      Window                     37 - 156     37 - 123     38 - 100

B-3   WAL (yrs)                      6.94         5.49         4.63
      First Payment Date        3/25/2010    3/25/2010    4/25/2010
      Expected Final Maturity   2/25/2020    5/25/2017    6/25/2015
      Window                     37 - 156     37 - 123     38 - 100


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                     Page 17
--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY

      CPR (%)                       20           25           30
---   -----------------------   ----------   ----------   ----------

A-1   WAL (yrs)                       1.04         0.82         0.67
      First Payment Date         3/25/2007    3/25/2007    3/25/2007
      Expected Final Maturity    5/25/2009   11/25/2008    7/25/2008
      Window                        1 - 27       1 - 21       1 - 17

A-2   WAL (yrs)                       2.69         2.10         1.70
      First Payment Date         5/25/2009   11/25/2008    7/25/2008
      Expected Final Maturity    5/25/2010    8/25/2009    2/25/2009
      Window                       27 - 39      21 - 30      17 - 24

A-3   WAL (yrs)                       5.05         3.80         2.67
      First Payment Date         5/25/2010    8/25/2009    2/25/2009
      Expected Final Maturity    8/25/2014    1/25/2013   11/25/2011
      Window                       39 - 90      30 - 71      24 - 57

A-4   WAL (yrs)                      11.57         9.10         7.40
      First Payment Date         8/25/2014    1/25/2013   11/25/2011
      Expected Final Maturity    4/25/2029   11/25/2024    9/25/2021
      Window                      90 - 266     71 - 213     57 - 175

M-1   WAL (yrs)                       7.29         5.89         5.31
      First Payment Date         3/25/2010    7/25/2010    1/25/2011
      Expected Final Maturity    3/25/2026    3/25/2022    7/25/2019
      Window                      37 - 229     41 - 181     47 - 149

M-2   WAL (yrs)                       7.27         5.83         5.11
      First Payment Date         3/25/2010    6/25/2010   10/25/2010
      Expected Final Maturity    5/25/2025    8/25/2021   12/25/2018
      Window                      37 - 219     40 - 174     44 - 142

M-3   WAL (yrs)                       7.24         5.79         5.00
      First Payment Date         3/25/2010    5/25/2010    8/25/2010
      Expected Final Maturity    5/25/2024   11/25/2020    4/25/2018
      Window                      37 - 207     39 - 165     42 - 134

M-4   WAL (yrs)                       7.22         5.75         4.94
      First Payment Date         3/25/2010    5/25/2010    7/25/2010
      Expected Final Maturity   11/25/2023    6/25/2020   12/25/2017
      Window                      37 - 201     39 - 160     41 - 130

M-5   WAL (yrs)                       7.19         5.73         4.89
      First Payment Date         3/25/2010    4/25/2010    6/25/2010
      Expected Final Maturity    4/25/2023   12/25/2019    7/25/2017
      Window                      37 - 194     38 - 154     40 - 125

M-6   WAL (yrs)                       7.15         5.68         4.84
      First Payment Date         3/25/2010    4/25/2010    6/25/2010
      Expected Final Maturity    8/25/2022    6/25/2019    2/25/2017
      Window                      37 - 186     38 - 148     40 - 120

B-1   WAL (yrs)                       7.11         5.64         4.77
      First Payment Date         3/25/2010    4/25/2010    5/25/2010
      Expected Final Maturity   11/25/2021   10/25/2018    8/25/2016
      Window                      37 - 177     38 - 140     39 - 114

B-2   WAL (yrs)                       7.04         5.58         4.72
      First Payment Date         3/25/2010    3/25/2010    4/25/2010
      Expected Final Maturity    2/25/2021    2/25/2018    1/25/2016
      Window                      37 - 168     37 - 132     38 - 107

B-3   WAL (yrs)                       6.94         5.49         4.63
      First Payment Date         3/25/2010    3/25/2010    4/25/2010
      Expected Final Maturity    3/25/2020    5/25/2017    6/25/2015
      Window                      37 - 157     37 - 123     38 - 100


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                     Page 18
--------------------------------------------------------------------------------

           Senior Schedule of Available Funds and
   Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360
  0             -             -             -             -
  1         20.05         20.10         20.15         20.23
  2         20.05         20.10         20.15         20.23
  3         20.05         20.10         20.15         20.23
  4         20.05         20.10         20.15         20.23
  5         20.05         20.10         20.15         20.23
  6         20.05         20.10         20.15         20.23
  7         20.05         20.10         20.15         20.23
  8         20.05         20.10         20.15         20.23
  9         20.05         20.10         20.15         20.23
 10         20.05         20.10         20.15         20.23
 11         20.05         20.10         20.15         20.23
 12         20.05         20.10         20.15         20.23
 13         20.05         20.10         20.15         20.23
 14         19.99         19.99         19.99         19.99
 15         19.98         19.98         19.98         19.98
 16         19.69         19.69         19.69         19.69
 17         19.70         19.70         19.70         19.70
 18         19.41         19.41         19.41         19.41
 19         19.27         19.27         19.27         19.27
 20         19.24         19.24         19.24         19.24
 21             -         18.72         18.72         18.72
 22             -         18.83         18.83         18.83
 23             -         18.53         18.53         18.53
 24             -         18.45         18.45         18.45
 25             -         19.09         19.09         19.09
 26             -         18.10         18.10         18.10
 27             -         17.42         17.42         17.42
 28             -         17.06         17.06         17.06
 29             -             -         17.32         17.32
 30             -             -         17.03         17.03
 31             -             -         17.01         17.01
 32             -             -         17.21         17.21
 33             -             -         16.43         16.43
 34             -             -         16.82         16.82
 35             -             -         16.53         16.53
 36             -             -         16.61         16.61
 37             -             -         89.96         79.28
 38             -             -         21.55         20.23
 39             -             -         21.95         20.23
 40             -             -         21.04         20.23
 41             -             -         21.43         20.23
 42             -             -         20.56         20.23
 43             -             -         20.33         20.23
 44             -             -         20.75         20.23
 45             -             -         19.83         19.83



(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

           Senior Schedule of Available Funds and
   Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360

 46             -             -         20.21         20.21
 47             -             -         19.59         19.59
 48             -             -         19.57         19.57
 49             -             -         21.34         21.34
 50             -             -         19.55         19.55
 51             -             -         20.43         20.43
 52             -             -         19.85         19.85
 53             -             -         20.39         20.39
 54             -             -         19.80         19.80
 55             -             -         19.78         19.78
 56             -             -         20.34         20.34
 57             -             -         19.89         19.89
 58             -             -         20.46         20.46
 59             -             -         19.86         19.86
 60             -             -         19.83         19.83
 61             -             -         21.00         21.00
 62             -             -         19.79         19.79
 63             -             -         20.34         20.34
 64             -             -         19.74         19.74
 65             -             -         20.29         20.29
 66             -             -         19.69         19.69
 67             -             -             -         19.67
 68             -             -             -         20.23
 69             -             -             -         19.63
 70             -             -             -         20.18
 71             -             -             -         19.58
 72             -             -             -         19.56
 73             -             -             -         19.83
 74             -             -             -         17.90
 75             -             -             -         18.50
 76             -             -             -         17.90
 77             -             -             -         18.49
 78             -             -             -         17.89
 79             -             -             -         17.88
 80             -             -             -         18.47
 81             -             -             -         17.87
 82             -             -             -         18.46
 83             -             -             -         17.86
 84             -             -             -         17.85
 85             -             -             -         19.76
 86             -             -             -         17.84
 87             -             -             -         18.43
 88             -             -             -         17.83
 89             -             -             -         18.41
 90             -             -             -         17.81
 91             -             -             -         17.81


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

           Senior Schedule of Available Funds and
   Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360

 92           -             -             -           18.39
 93           -             -             -           17.79
 94           -             -             -           18.38
 95           -             -             -           17.78
 96           -             -             -           17.77
 97           -             -             -           19.67
 98           -             -             -           17.76
 99           -             -             -           18.34
100           -             -             -           17.74
101           -             -             -           18.33
102           -             -             -           17.73
103           -             -             -           17.72
104           -             -             -           18.31
105           -             -             -           17.71
106           -             -             -           18.29
107           -             -             -           14.75
108           -             -             -           13.44
109           -             -             -           14.41
110           -             -             -           13.52
111           -             -             -           14.01
112           -             -             -           13.60
113           -             -             -           14.10
114           -             -             -           13.69
115           -             -             -           13.74
116           -             -             -           14.24
117           -             -             -           13.83
118           -             -             -           14.34
119           -             -             -           13.93
120           -             -             -           13.98
121           -             -             -           15.54
122           -             -             -           14.09
123           -             -             -           14.62
124           -             -             -           14.21
125           -             -             -           14.75
126           -             -             -           14.33
127           -             -             -           14.40
128           -             -             -           14.94
129           -             -             -           14.53
130           -             -             -           15.09
131           -             -             -           14.67
132           -             -             -           14.74
133           -             -             -           16.41
134           -             -             -           14.90
135           -             -             -           15.48
136           -             -             -           15.06
137           -             -             -           15.65


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

           Senior Schedule of Available Funds and
   Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360

  138         -             -             -           15.23
  139         -             -             -           15.32
  140         -             -             -           15.93
  141         -             -             -           15.51
  142         -             -             -           16.13
  143         -             -             -           15.71
  144         -             -             -           15.81
  145         -             -             -           17.62
  146         -             -             -           16.02
  147         -             -             -           16.67
  148         -             -             -           16.25
  149         -             -             -           16.91
  150         -             -             -           16.49
  151         -             -             -           16.61
  152         -             -             -           17.30
  153         -             -             -           16.87
  154         -             -             -           17.57
  155         -             -             -           17.14
  156         -             -             -           17.29
  157         -             -             -           18.64
  158         -             -             -           17.58
  159         -             -             -           18.33
  160         -             -             -           17.90
  161         -             -             -           18.66
  162         -             -             -           18.23
  163         -             -             -           18.40
  164         -             -             -           19.20
  165         -             -             -           18.76
  166         -             -             -           19.58
  167         -             -             -           19.14
  168         -             -             -           19.33
  169         -             -             -           21.63
  170         -             -             -           19.75
  171         -             -             -           20.62
  172         -             -             -           20.18
  173         -             -             -           21.08
  174         -             -             -           20.72
  175         -             -             -           21.18
  176         -             -             -           22.57
  177         -             -             -           23.99
  178         -             -             -           25.55
  179         -             -             -           25.52
  180         -             -             -           26.40
  181         -             -             -           30.29
  182         -             -             -           28.43
  183         -             -             -           30.61

(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

           Senior Schedule of Available Funds and
   Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360

  184         -             -             -           30.95
  185         -             -             -           33.54
  186         -             -             -           34.16
  187         -             -             -           36.12
  188         -             -             -           39.66
  189         -             -             -           41.02
  190         -             -             -           45.61
  191         -             -             -           47.89
  192         -             -             -           52.48
  193         -             -             -           64.46
  194         -             -             -           65.60
  195         -             -             -           77.96
  196         -             -             -           89.22
  197         -             -             -          113.52
  198         -             -             -          144.17
  199         -             -             -          212.44
  200         -             -             -          428.10
  201         -             -             -             *
  202         -             -             -             -

* In Period 201 the Class A-4 has a beginning balance of approximately $2,085 and is paid approximately $122,438 in interest.





(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
   0            -             -             -             -             -             -             -             -             -
   1        20.26         20.28         20.30         20.38         20.42         20.48         21.20         21.80         22.25
   2        20.26         20.28         20.30         20.38         20.42         20.48         21.20         21.80         22.25
   3        20.26         20.28         20.30         20.38         20.42         20.48         21.20         21.80         22.25
   4        20.26         20.28         20.30         20.38         20.42         20.48         21.20         21.80         22.25
   5        20.26         20.28         20.30         20.38         20.42         20.48         21.20         21.80         22.25
   6        20.26         20.28         20.30         20.38         20.42         20.48         21.20         21.80         22.25
   7        20.26         20.28         20.30         20.38         20.42         20.48         21.20         21.80         22.25
   8        20.26         20.28         20.30         20.38         20.42         20.48         21.20         21.80         22.25
   9        20.26         20.28         20.30         20.38         20.42         20.48         21.20         21.80         22.25
  10        20.26         20.28         20.30         20.38         20.42         20.48         21.20         21.80         22.25
  11        20.26         20.28         20.30         20.38         20.42         20.48         21.20         21.80         22.25
  12        20.08         20.09         20.10         20.15         20.18         20.22         20.68         21.06         21.35
  13        20.30         20.32         20.34         20.42         20.47         20.53         21.28         21.91         22.38
  14        19.39         19.39         19.39         19.39         19.39         19.39         19.39         19.39         19.39
  15        19.34         19.34         19.34         19.34         19.34         19.34         19.34         19.34         19.34
  16        19.04         19.04         19.04         19.04         19.04         19.04         19.04         19.04         19.04
  17        19.00         19.00         19.00         19.00         19.00         19.00         19.00         19.00         19.00
  18        18.71         18.71         18.71         18.71         18.71         18.71         18.71         18.71         18.71
  19        18.53         18.53         18.53         18.53         18.53         18.53         18.53         18.53         18.53
  20        18.43         18.43         18.43         18.43         18.43         18.43         18.43         18.43         18.43
  21        17.82         17.82         17.82         17.82         17.82         17.82         17.82         17.82         17.82
  22        17.85         17.85         17.85         17.85         17.85         17.85         17.85         17.85         17.85
  23        17.54         17.54         17.54         17.54         17.54         17.54         17.54         17.54         17.54
  24        17.41         17.41         17.41         17.41         17.41         17.41         17.41         17.41         17.41
  25        17.89         17.89         17.89         17.89         17.89         17.89         17.89         17.89         17.89
  26        16.96         16.96         16.96         16.96         16.96         16.96         16.96         16.96         16.96
  27        16.11         16.11         16.11         16.11         16.11         16.11         16.11         16.11         16.11
  28        15.73         15.73         15.73         15.73         15.73         15.73         15.73         15.73         15.73
  29        15.88         15.88         15.88         15.88         15.88         15.88         15.88         15.88         15.88
  30        15.57         15.57         15.57         15.57         15.57         15.57         15.57         15.57         15.57
  31        15.47         15.47         15.47         15.47         15.47         15.47         15.47         15.47         15.47
  32        15.52         15.52         15.52         15.52         15.52         15.52         15.52         15.52         15.52
  33        14.53         14.53         14.53         14.53         14.53         14.53         14.53         14.53         14.53
  34        14.74         14.74         14.74         14.74         14.74         14.74         14.74         14.74         14.74
  35        14.40         14.40         14.40         14.40         14.40         14.40         14.40         14.40         14.40
  36        14.35         14.35         14.35         14.35         14.35         14.35         14.35         14.35         14.35
  37        16.89         16.90         16.91         16.95         16.97         17.00         17.38         17.71         17.95
  38        14.68         14.68         14.68         14.70         14.70         14.71         14.82         14.92         15.08
  39        15.05         15.06         15.06         15.08         15.09         15.14         15.51         15.68         15.80
  40        14.35         14.35         14.35         14.37         14.48         14.48         14.57         14.65         14.71
  41        14.81         14.82         14.92         15.02         15.02         15.03         15.17         15.29         15.37
  42        14.09         14.11         14.15         14.15         14.15         14.15         14.19         14.23         14.25
  43        13.97         13.99         13.99         13.99         13.99         13.99         14.01         14.02         14.03
  44        14.50         14.58         14.57         14.58         14.58         14.58         14.64         14.70         14.74
  45        13.71         13.71         13.71         13.71         13.71         13.71         13.71         13.71         13.71
  46        14.05         14.05         14.05         14.05         14.05         14.05         14.05         14.05         14.05


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
  47        13.66         13.66         13.66         13.66         13.66         13.66         13.66         13.66         13.66
  48        13.64         13.64         13.64         13.64         13.64         13.64         13.64         13.64         13.64
  49        14.78         14.78         14.78         14.78         14.78         14.78         14.78         14.78         14.78
  50        13.62         13.62         13.62         13.62         13.62         13.62         13.62         13.62         13.62
  51        14.26         14.26         14.26         14.26         14.26         14.26         14.26         14.26         14.26
  52        13.88         13.88         13.88         13.88         13.88         13.88         13.88         13.88         13.88
  53        14.23         14.23         14.23         14.23         14.23         14.23         14.23         14.23         14.23
  54        13.83         13.83         13.83         13.83         13.83         13.83         13.83         13.83         13.83
  55        13.81         13.81         13.81         13.81         13.81         13.81         13.81         13.81         13.81
  56        14.18         14.18         14.18         14.18         14.18         14.18         14.18         14.18         14.18
  57        13.90         13.90         13.90         13.90         13.90         13.90         13.90         13.90         13.90
  58        14.26         14.26         14.26         14.26         14.26         14.26         14.26         14.26         14.26
  59        13.86         13.86         13.86         13.86         13.86         13.86         13.86         13.86         13.86
  60        13.84         13.84         13.84         13.84         13.84         13.84         13.84         13.84         13.84
  61        14.60         14.60         14.60         14.60         14.60         14.60         14.60         14.60         14.60
  62        13.80         13.80         13.80         13.80         13.80         13.80         13.80         13.80         13.80
  63        14.15         14.15         14.15         14.15         14.15         14.15         14.15         14.15         14.15
  64        13.75         13.75         13.75         13.75         13.75         13.75         13.75         13.75         13.75
  65        14.10         14.10         14.10         14.10         14.10         14.10         14.10         14.10         14.10
  66        13.70         13.70         13.70         13.70         13.70         13.70         13.70         13.70         13.70
  67        13.68         13.68         13.68         13.68         13.68         13.68         13.68         13.68         13.68
  68        14.04         14.04         14.04         14.04         14.04         14.04         14.04         14.04         14.04
  69        13.64         13.64         13.64         13.64         13.64         13.64         13.64         13.64         13.64
  70        14.00         14.00         14.00         14.00         14.00         14.00         14.00         14.00         14.00
  71        13.60         13.60         13.60         13.60         13.60         13.60         13.60         13.60         13.60
  72        13.58         13.58         13.58         13.58         13.58         13.58         13.58         13.58         13.58
  73        13.21         13.21         13.21         13.21         13.21         13.21         13.21         13.21         13.21
  74        11.92         11.92         11.92         11.92         11.92         11.92         11.92         11.92         11.92
  75        12.32         12.32         12.32         12.32         12.32         12.32         12.32         12.32         12.32
  76        11.92         11.92         11.92         11.92         11.92         11.92         11.92         11.92         11.92
  77        12.31         12.31         12.31         12.31         12.31         12.31         12.31         12.31         12.31
  78        11.91         11.91         11.91         11.91         11.91         11.91         11.91         11.91         11.91
  79        11.90         11.90         11.90         11.90         11.90         11.90         11.90         11.90         11.90
  80        12.29         12.29         12.29         12.29         12.29         12.29         12.29         12.29         12.29
  81        11.89         11.89         11.89         11.89         11.89         11.89         11.89         11.89         11.89
  82        12.29         12.29         12.29         12.29         12.29         12.29         12.29         12.29         12.29
  83        11.88         11.88         11.88         11.88         11.88         11.88         11.88         11.88         11.88
  84        11.88         11.88         11.88         11.88         11.88         11.88         11.88         11.88         11.88
  85        13.14         13.14         13.14         13.14         13.14         13.14         13.14         13.14         13.14
  86        11.87         11.87         11.87         11.87         11.87         11.87         11.87         11.87         11.87
  87        12.26         12.26         12.26         12.26         12.26         12.26         12.26         12.26         12.26
  88        11.85         11.85         11.85         11.85         11.85         11.85         11.85         11.85         11.85
  89        12.24         12.24         12.24         12.24         12.24         12.24         12.24         12.24         12.24
  90        11.84         11.84         11.84         11.84         11.84         11.84         11.84         11.84         11.84
  91        11.84         11.84         11.84         11.84         11.84         11.84         11.84         11.84         11.84
  92        12.22         12.22         12.22         12.22         12.22         12.22         12.22         12.22         12.22
  93        11.82         11.82         11.82         11.82         11.82         11.82         11.82         11.82         11.82
  94        12.21         12.21         12.21         12.21         12.21         12.21         12.21         12.21         12.21


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
  95        11.81         11.81         11.81         11.81         11.81         11.81         11.81         11.81         11.81
  96        11.81         11.81         11.81         11.81         11.81         11.81         11.81         11.81         11.81
  97        13.06         13.06         13.06         13.06         13.06         13.06         13.06         13.06         13.06
  98        11.79         11.79         11.79         11.79         11.79         11.79         11.79         11.79         11.79
  99        12.18         12.18         12.18         12.18         12.18         12.18         12.18         12.18         12.18
 100        11.78         11.78         11.78         11.78         11.78         11.78         11.78         11.78         11.78
 101        12.17         12.17         12.17         12.17         12.17         12.17         12.17         12.17         12.17
 102        11.77         11.77         11.77         11.77         11.77         11.77         11.77         11.77         11.77
 103        11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76
 104        12.15         12.15         12.15         12.15         12.15         12.15         12.15         12.15         12.15
 105        11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75
 106        12.14         12.14         12.14         12.14         12.14         12.14         12.14         12.14         12.14
 107        11.74         11.74         11.74         11.74         11.74         11.74         11.74         11.74         11.74
 108        11.73         11.73         11.73         11.73         11.73         11.73         11.73         11.73         11.73
 109        12.54         12.54         12.54         12.54         12.54         12.54         12.54         12.54         12.54
 110        11.72         11.72         11.72         11.72         11.72         11.72         11.72         11.72         11.72
 111        12.11         12.11         12.11         12.11         12.11         12.11         12.11         12.11         12.11
 112        11.71         11.71         11.71         11.71         11.71         11.71         11.71         11.71         11.71
 113        12.09         12.09         12.09         12.09         12.09         12.09         12.09         12.09         12.09
 114        11.70         11.70         11.70         11.70         11.70         11.70         11.70         11.70         11.70
 115        11.69         11.69         11.69         11.69         11.69         11.69         11.69         11.69         11.69
 116        12.07         12.07         12.07         12.07         12.07         12.07         12.07         12.07         12.07
 117        11.68         11.68         11.68         11.68         11.68         11.68         11.68         11.68             -
 118        12.06         12.06         12.06         12.06         12.06         12.06         12.06         12.06             -
 119        11.67         11.67         11.67         11.67         11.67         11.67         11.67         11.67             -
 120        11.66         11.66         11.66         11.66         11.66         11.66         11.66         11.66             -
 121        12.90         12.90         12.90         12.90         12.90         12.90         12.90         12.90             -
 122        11.65         11.65         11.65         11.65         11.65         11.65         11.65         11.65             -
 123        12.03         12.03         12.03         12.03         12.03         12.03         12.03         12.03             -
 124        11.64         11.64         11.64         11.64         11.64         11.64         11.64         11.64             -
 125        12.02         12.02         12.02         12.02         12.02         12.02         12.02         12.02             -
 126        11.62         11.62         11.62         11.62         11.62         11.62         11.62             -             -
 127        11.62         11.62         11.62         11.62         11.62         11.62         11.62             -             -
 128        12.00         12.00         12.00         12.00         12.00         12.00         12.00             -             -
 129        11.61         11.61         11.61         11.61         11.61         11.61         11.61             -             -
 130        11.99         11.99         11.99         11.99         11.99         11.99         11.99             -             -
 131        11.59         11.59         11.59         11.59         11.59         11.59         11.59             -             -
 132        11.59         11.59         11.59         11.59         11.59         11.59         11.59             -             -
 133        12.82         12.82         12.82         12.82         12.82         12.82         12.82             -             -
 134        11.57         11.57         11.57         11.57         11.57         11.57             -             -             -
 135        11.95         11.95         11.95         11.95         11.95         11.95             -             -             -
 136        11.56         11.56         11.56         11.56         11.56         11.56             -             -             -
 137        11.94         11.94         11.94         11.94         11.94         11.94             -             -             -
 138        11.55         11.55         11.55         11.55         11.55         11.55             -             -             -
 139        11.54         11.54         11.54         11.54         11.54         11.54             -             -             -
 140        11.92         11.92         11.92         11.92         11.92             -             -             -             -
 141        11.53         11.53         11.53         11.53         11.53             -             -             -             -
 142        11.91         11.91         11.91         11.91         11.91             -             -             -             -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
 143        11.52         11.52         11.52         11.52         11.52             -             -             -             -
 144        11.51         11.51         11.51         11.51         11.51             -             -             -             -
 145        12.74         12.74         12.74         12.74         12.74             -             -             -             -
 146        11.50         11.50         11.50         11.50         11.50             -             -             -             -
 147        11.88         11.88         11.88         11.88             -             -             -             -             -
 148        11.49         11.49         11.49         11.49             -             -             -             -             -
 149        11.87         11.87         11.87         11.87             -             -             -             -             -
 150        11.48         11.48         11.48         11.48             -             -             -             -             -
 151        11.47         11.47         11.47         11.47             -             -             -             -             -
 152        11.85         11.85         11.85             -             -             -             -             -             -
 153        11.46         11.46         11.46             -             -             -             -             -             -
 154        11.84         11.84         11.84             -             -             -             -             -             -
 155        11.45         11.45         11.45             -             -             -             -             -             -
 156        11.44         11.44         11.44             -             -             -             -             -             -
 157        12.22         12.22             -             -             -             -             -             -             -
 158        11.43         11.43             -             -             -             -             -             -             -
 159        11.81         11.81             -             -             -             -             -             -             -
 160        11.42         11.42             -             -             -             -             -             -             -
 161        11.79         11.79             -             -             -             -             -             -             -
 162        11.41         11.41             -             -             -             -             -             -             -
 163        11.40         11.40             -             -             -             -             -             -             -
 164        11.77         11.77             -             -             -             -             -             -             -
 165        11.39         11.39             -             -             -             -             -             -             -
 166        11.76             -             -             -             -             -             -             -             -
 167        11.38             -             -             -             -             -             -             -             -
 168        11.37             -             -             -             -             -             -             -             -
 169        12.58             -             -             -             -             -             -             -             -
 170        11.36             -             -             -             -             -             -             -             -
 171        11.73             -             -             -             -             -             -             -             -
 172        11.35             -             -             -             -             -             -             -             -
 173        11.72             -             -             -             -             -             -             -             -
 174            -             -             -             -             -             -             -             -             -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Swap Schedule

Swap Rate: 5.320%

     Period          Start Accrual         End Accrual         Swap Notional
----------------- -------------------- -------------------- --------------------
       1               2/28/2007            3/25/2007         631,648,790.59
       2               3/25/2007            4/25/2007         607,998,090.52
       3               4/25/2007            5/25/2007         585,086,607.02
       4               5/25/2007            6/25/2007         562,876,041.12
       5               6/25/2007            7/25/2007         541,331,261.87
       6               7/25/2007            8/25/2007         520,420,209.83
       7               8/25/2007            9/25/2007         500,113,794.21
       8               9/25/2007           10/25/2007         480,385,783.24
       9              10/25/2007           11/25/2007         461,212,962.08
       10             11/25/2007           12/25/2007         442,575,313.88
       11             12/25/2007            1/25/2008         424,454,359.12
       12              1/25/2008            2/25/2008         406,833,965.48
       13              2/25/2008            3/25/2008         389,724,883.54
       14              3/25/2008            4/25/2008         373,320,428.26
       15              4/25/2008            5/25/2008         357,612,435.53
       16              5/25/2008            6/25/2008         342,571,105.82
       17              6/25/2008            7/25/2008         328,167,923.34
       18              7/25/2008            8/25/2008         314,375,600.42
       19              8/25/2008            9/25/2008         300,496,120.59
       20              9/25/2008           10/25/2008         282,046,387.94
       21             10/25/2008           11/25/2008         238,716,447.69
       22             11/25/2008           12/25/2008         226,693,348.47
       23             12/25/2008            1/25/2009         217,302,200.82
       24              1/25/2009            2/25/2009         208,303,982.82
       25              2/25/2009            3/25/2009         199,000,661.67
       26              3/25/2009            4/25/2009         184,850,412.74
       27              4/25/2009            5/25/2009         145,275,688.81
       28              5/25/2009            6/25/2009         137,246,379.98
       29              6/25/2009            7/25/2009         131,702,530.95
       30              7/25/2009            8/25/2009         126,385,193.86
       31              8/25/2009            9/25/2009         120,876,667.13
       32              9/25/2009           10/25/2009         111,309,660.81
       33             10/25/2009           11/25/2009          77,122,789.65
       34             11/25/2009           12/25/2009          72,493,443.74
       35             12/25/2009            1/25/2010          69,730,013.77
       36              1/25/2010            2/25/2010          67,072,974.61
       37              2/25/2010            3/25/2010          64,498,408.17
       38              3/25/2010            4/25/2010          60,709,970.94
       39              4/25/2010            5/25/2010          46,757,507.47
       40              5/25/2010            6/25/2010          44,606,711.34
       41              6/25/2010            7/25/2010          42,995,696.50
       42              7/25/2010            8/25/2010          41,442,954.45
       43              8/25/2010            9/25/2010          39,935,078.49
       44              9/25/2010           10/25/2010          37,732,274.28
       45             10/25/2010           11/25/2010          29,732,652.68
       46             11/25/2010           12/25/2010          28,461,153.15
       47             12/25/2010            1/25/2011          27,495,968.05
       48              1/25/2011            2/25/2011          26,562,911.92
       49              2/25/2011            3/25/2011          25,660,940.34
       50              3/25/2011            4/25/2011          24,789,041.75
       51              4/25/2011            5/25/2011          23,946,236.44
       52              5/25/2011            6/25/2011          23,131,575.61
       53              6/25/2011            7/25/2011          22,344,140.45
       54              7/25/2011            8/25/2011          21,583,041.22
       55              8/25/2011            9/25/2011          20,824,791.19
       56              9/25/2011           10/25/2011          20,114,809.13
       57             10/25/2011           11/25/2011          19,335,150.45
       58             11/25/2011           12/25/2011          18,582,209.33
       59             12/25/2011            1/25/2012          17,948,078.78
       60              1/25/2012            2/25/2012          17,335,188.24
       61              2/25/2012            3/25/2012          16,719,936.98
       62              3/25/2012            4/25/2012          16,148,492.27
       63              4/25/2012            5/25/2012          15,501,752.24
       64              5/25/2012            6/25/2012          14,878,780.55
       65              6/25/2012            7/25/2012          14,371,257.28
       66              7/25/2012            8/25/2012          13,880,709.34
       67              8/25/2012            9/25/2012          13,393,530.59
       68              9/25/2012           10/25/2012          12,935,872.60
       69             10/25/2012           11/25/2012          12,439,771.32
       70             11/25/2012           12/25/2012          11,961,492.12
       71             12/25/2012            1/25/2013          11,553,060.64
       72              1/25/2013            2/25/2013          11,158,298.53
       73              2/25/2013            3/25/2013                -


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
(C) 2005 Morgan Stanley
--------------------------------------------------------------------------------
                                    Page 29